EXHIBIT 99.2

2Q08 SUPPLEMENTAL INFORMATION

Msftedit 5.41.15.1507; TABLE OF CONTENTS CORPORATE Corporate Profile | 2 Analyst Coverage | 4 Investor Relations Contacts | 4 Forward-Looking Statements and Risk Factors | 5 33 3 FINANCIAL Consolidated Balance Sheets (Unaudited) | 6 Consolidated Statements of Income (Unaudited) | 7 Funds from Operations Reconciliation | 8 Funds Available for Distribution Reconciliation | 9 Adjusted EBITDA Reconciliation | 10 Net Operating Income Reconciliation | 11 Outlook Reconciliation | 12 Revenue and Lease Maturity | 13 Debt Maturities and Principal Payments | 14 Fixed and Floating Rate Debt | 14 Current Capitalization | 15 25 INVESTMENT Gross Investment Activity — Quarter | 16 Gross Investment Activity — Year | 16 Investment Timing | 18 Disposition Activity | 18 Discontinued Operations | 18 PORTFOLIO Portfolio Composition | 19 Investment Metrics | 19 Portfolio Concentration | 20 Top Ten Operator Descriptions | 21 MSA Concentration | 22 Portfolio Performance | 23 Same Store Revenue Growth | 23 Portfolio Performance — Independent Living/CCRC | 24 Portfolio Performance — Assisted Living | 25 Portfolio Performance — Skilled Nursing | 26 Portfolio Performance — Specialty Care | 27 Portfolio Composition — Medical Office Buildings | 28 Portfolio Performance — Medical Office Buildings | 28 Portfolio Concentration — Medical Office Buildings | 29 Development Activity | 30 Development Funding Projections | 30 Development Project Conversion Estimates | 31 Unstabilized Concentration | 31 GLOSSARY Glossary | 32 Supplemental Reporting Measures | 35

CORPORATE HEALTH CARE REIT, INC. an equity real estate investment trust (“REIT”) with an enterprise value of $7.4 billion, invests in health care real estate including independent living, assisted living and skilled nursing facilities, continuing care retirement communities, hospitals and medical office buildings. The company’s full service platform also offers property management and development services to its customers. Founded in 1970, the company was the first REIT to invest exclusively in health care properties. Data as June 30, 2008 of: NYSE Symbol: HCN Enterprise Value: $7.4 Investment Concentration* billion Closing $ 44.50 Gross Real Estate Assets: $6.0 Owned Assets: 92% Price: billion 52 Week Hi/Lo: $ 50.49/$ 35.08Debt to Market Capitalization: 41% Top 5 Customers: 27% Dividend/Yield: $ 2.72/6Debt to Book Capitalization: 54% Top 5 States: 47% Shares Outstanding:90.1 million Senior Debt Ratings: Baa2/BBB-/BBB * % of total investments FULL SERVICE PLATFORM Health Care REIT provides senior housing operators and health care systems with a single source for facility planning, design and turn-key development, property management and monetization or expansion of existing real estate. By extending successful relationship investment programs to health care systems across higher acuity asset classes, the company has significantly increased potential investment opportunities. PIPELINE FOR GROWTH The company establishes relationships with growing operators and health care systems and invests in real estate to fuel the company’s growth cycle. These relationship investment programs have generated a current pipeline $3 billion in health care real estate development and acquisition opportunities. As the company of replicates these programs across higher acuity asset classes, the investment pipeline should further increase. DEVELOPMENT FUNDING GROSS REAL ESTATE INVESTMENTS $ millions $ millions $ 6,398 $603 $ 5,498 $ 466 $ 4,477 $ 3,131 $ 308 $ 2,667 $ 2,153 $ 159 $ 10 2003 2004 2005 2006 2007 2008E* 2005 2006 2007 2008E* Future *represents projected future funding for projects underway*based on mid-point of HCN 2008 net investment as of June 30, 2008 guidance of $700 million $ 1.1 to billion 2

CORPORATE SECURE AND GROWING DIVIDEND Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 149 consecutive quarterly dividends during its 38-year history and remains focused on delivering attractive stockholder returns. GROWTH SINCE INCEPTION* SOLID DIVIDEND PAYMENT RECORD* $3,000,000 $2,500,000 $3.00 $2,000,000 $2.50 $2.00 $1,500,000 $1.50 $1,000,000 $1.00 $500,000 $0.50 $0$ 0.00 71 75 79 83 87 91 95 99 03 07 71 75 79 83 87 91 95 99 03 07 *value of $10,000 investment made 6/30/1971, *adjusted for stock splits assuming reinvestment of dividends TOTAL RETURNS* 1 year 17.0% 3 years 12.5% 5 years 15.0% 10 years 14.9% 20 years 14.8% Since inception 16.4% *assumes reinvestment of dividends RELATIONSHIP FOCUSED, LONG-TERM STRATEGY With 69 operators and over 800 medical office tenants in 38 states, the company strives to provide each customer with the highest quality of service and attention to detail. Throughout the company’s 38-year history, it has been a steady long-term capital provider to senior housing and health care systems throughout all market cycles. The relationship approach enables the company to partner with the best regionally focused operators and health systems and help them grow profitably while concentrating on what they do best — provide quality care to patients and residents. SPEED AND CERTAINTY OF EXECUTION Health Care REIT’s experience and knowledge enable investment decisions within days, rather than weeks or months. The company has accessed over $3.1 billion in capital in the last five years, including $894 million in 2007 and $160 million during the six months ended June 30, 2008. The company’s $1.15 billion line of credit ensures new investments will be funded on time. 3

George L. Chapman CORPORATE ANALYST COVERAGE CEO & Chairman Bank of America Securities LLC Mr. Chapman is currently Chairman BMO Capital Markets Corp. and Chief Executive Officer of the Cantor Fitzgerald company, positions he has held since Deutsche Bank Securities Inc. October 1996, and served as Green Street Advisors, Inc. President of the company from KeyBanc Capital Markets Merrill Lynch September 1995 to May 2002. From Morgan Keegan & Co., Inc. January 1992 to September 1995, Raymond James & Associates, Inc. he served as Executive Vice President Stifel Nicolaus & Company, Inc. and General Counsel of the company. UBS Securities Raymond W. Braun INVESTOR RELATIONS President ANALYST / INVESTOR CONTACT Scott A. Estes Mr. Braun has served as President of SVP & CFO the company since May 2002 and sestes@hcreit.com served as Chief Financial Officer of the company from July 2000 to Michael A. Crabtree March 2006. Since January 1993, VP & Treasurer mcrabtree@hcreit.com Mr. Braun has served in various capacities, including Chief Operating Officer, Executive Vice President, GENERAL INQUIRIES Assistant Vice President and Erin C. Ibele Assistant General Counsel of the SVP-Administration & Corporate Secretary company. info@hcreit.com Scott A. Estes SVP & CFO Mr. Estes has served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities. 4

CORPORATE Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; When the company uses and its ability to meet its earnings guidance. words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is Forward-looking statements are not making forward-looking guarantees statements. of future performance The company’s expected results may not be and involve risks and uncertainties. achieved, and actual This may be a result of various factors, results may differ materially from expectations. including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; 4 liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key Finally, the management personnel recruitment and retention. company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements. 4 5

FINANCIAL Consolidated Balance Sheets (unaudited) (dollars in thousands) June 30, 2008 2007 Assets Real estate investments: Real property owned Land and land improvements $ 480,481 $ 403,460 Buildings and improvements 4,486,489 4,086,599 Acquired lease intangibles 134,636 136,589 Real property held for sale, net of accumulated depreciation 42,153 24,520 Construction in progress 369,833 173,408 Gross real property owned 5,513,592 4,824,576 Less accumulated depreciation and amortization (535,381) (414,628) Net real property owned 4,978,211 4,409,948 Real estate loans receivable 497,133 250,238 Less allowance for losses on loans receivable (7,406) (7,406) Net real estate loans receivable 489,727 242,832 Net real estate investments 5,467,938 4,652,780 Other assets: Equity investments 1,287 4,700 Deferred loan expenses 27,067 19,036 Cash and cash equivalents 25,078 38,472 Restricted cash 149,694 17,016 Receivables and other assets 133,950 92,800 Total other assets 337,076 172,024 Total assets $ 5,805,014 $ 4,824,804 Liabilities and stockholders’ equity Liabilities: Borrowings under unsecured lines of credit arrangements $ 744,000 $ 364,400 Senior unsecured notes 1,847,555 1,539,155 Secured debt 465,399 500,811 Liability to subsidiary trust issuing preferred securities — 52,195 Accrued expenses and other liabilities 107,267 98,545 Total liabilities 3,164,221 2,555,106 Minority interests 7,669 2,294 Stockholders’ equity: Preferred stock 305,681 338,993 Common stock 89,981 80,752 Capital in excess of par value 2,551,620 2,181,830 Treasury stock (5,110) (3,941) Cumulative net income 1,273,251 994,463 Cumulative dividends (1,577,301) (1,327,018) Accumulated other comprehensive income (8,546) (135) Other equity 3,548 2,460 Total stockholders’ equity 2,633,124 2,267,404 Total liabilities and stockholders’ equity $ 5,805,014 $ 4,824,804 6

FINANCIAL Consolidated Statements of Income (unaudited) (dollars in thousands except per share data) Three Months Ended Six Months Ended June 30, June 30, 2008 2007 2008 2007 Revenues: Rental income $ 124,828 $ 105,023 $ 244,868 $ 203,641 Interest income 9,175 6,576 18,267 11,725 Other income 1,885 1,144 3,601 2,737 Total revenues 135,888 112,743 266,736 218,103 Expenses: Interest expense 31,948 31,692 65,043 61,601 Property operating expenses 11,375 8,657 22,742 15,825 Depreciation and amortization 38,475 33,278 76,874 64,805 General and administrative expenses 10,575 9,957 22,904 19,738 Loan expense 1,753 1,236 3,524 2,503 Loss (gain) on extinguishment of debt — — (1,326) - Total expenses 94,126 84,820 189,761 164,472 Income from continuing operations before income taxes and minority interests 41,762 27,923 76,975 53,631 Income tax (expense) benefit (44) 69 (1,323) 58 Income from continuing operations before minority interests 41,718 27,992 75,652 53,689 Minority interests, net of tax (65) (161) (127) (286) Income from continuing operations 41,653 27,831 75,525 53,403 Discontinued operations: Net gain (loss) on sales of properties 118,168 1,033 118,194 2,010 Income (loss) from discontinued 2,576 3,073 5,277 6,197 operations, net Discontinued operations, net 120,744 4,106 123,471 8,207 Net income 162,397 31,937 198,996 61,610 Preferred stock dividends 5,784 6,317 11,931 12,634 Net income available to common stockholders $ 156,613 $ 25,620 $ 187,065 $ 48,976 Average number of common shares outstanding: Basic 89,294 79,060 87,698 76,159 Diluted 89,853 79,546 88,223 76,714 Net income available to common stockholders per share: Basic $ 1.75 $ 0.32 $ 2.13 $ 0.64 Diluted $ 1.74 $ 0.32 $ 2.12 $ 0.64 Common dividends per share $ 0.68 $ 0.66 $ 1.34 $ 0.9591 7

FINANCIAL Funds From Operations Reconciliation (dollars in thousands except per share data) Three Months Ended Six Months Ended June 30, June 30, 2008 2007 2008 2007 Net income available to common stockholders $ 156,613 $ 25,620 $ 187,065 $ 48,976 Depreciation and amortization (1) 39,630 35,547 79,203 69,408 Loss (gain)Pon sales of properties (118,168) (1,033) (118,194) (2,010) Minority interests (87) (155) (174) (187) Funds from operations 77,988 59,979 147,900 116,187 One-time acquisition finder’s fees — 1,750 -1,750 Loss (gain) on extinguishment of debt — — (1,326) -Non-recurring income tax expense — — 1,325 - Funds from operations — normalized $ 77,988 $ 61,729 $ 147,899 $ 117,937 Average common shares outstanding: Basic 89,294 79,060 87,698 76,159 Diluted 89,853 79,546 88,223 76,714 Per share data: Net income available to common stockholders Basic $ 1.75 $ 0.32 $ 2.13 $ 0.64 Diluted $ 1.74 $ 0.32 $ 2.12 $ 0.64 Funds from operations Basic $ 0.87 $ 0.76 $ 1.69 $ 1.53 Diluted $ 0.87 $ 0.75 $ 1.68 $ 1.51 Funds from operations — normalized Basic $ 0.87 $ 0.78 $ 1.69 $ 1.55 Diluted $ 0.87 $ 0.78 $ 1.68 $ 1.54 FFO Payout Ratio Dividends per share (2) $ 0.68 $ 0.66 $ 1.34 $ 1.30 FFO per diluted share $ 0.87 $ 0.75 $ 1.68 $ 1.51 FFO payout ratio 78% 88% 80% 86% FFO Payout Ratio — Normalized Dividends per share (2) $ 0.68 $ 0.66 $ 1.34 $ 1.30 FFO per diluted share — normalized $ 0.87 $ 0.78 $ 1.68 $ 1.54 FFO payout ratio — normalized 78% 85% 80% 84% Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the six months ended June 30, 2007. 8

Funds Available for Distribution Reconciliation (dollars in thousands except per share data) Three Months EndedSix Months Ended June 30,June 30, 2008200720082007 Net income available to common stockholders$ 156,613 $ 25,620 $ 187,065 $ 48,976 Depreciation and amortization (1)39,630 35,547 79,203 69,408 Loss (gain)Pon sales of properties(118,168)(1,033) (118,194)(2,010) Minority interests(9)(82)(17)(87) Gross straight-line rental income(5,034)(3,878)(10,370)(8,109) Prepaid/straight-line rent receipts7,923 2,832 10,898 4,910 Amortization related to above (below) market leases, net(199)(464)(462)(924) Amortization of deferred loan expenses1,753 1,236 3,524 2,503 Cap-ex, tenant improvements, lease commissions(1,162)(762)(1,927)(1,825) Funds available for distribution81,347 59,016 149,720 112,842 One-time acquisition finder’s fees-1,750 -1,750 Loss (gain) on extinguishment of debt—(1,326)-Non-recurring income tax expense—1,325 -Prepaid/straight-line rent receipts(7,923)(2,832)(10,898)(4,910) Funds available for distribution — normalized$ 73,424 $ 57,934 $ 138,821 $ 109,682 Average common shares outstanding: Basic89,294 79,060 87,698 76,159 Diluted89,853 79,546 88,223 76,714 Per share data: Net income available to common stockholders Basic$1.75 $0.32 $2.13 $0.64 Diluted$1.74 $0.32 $2.12 $0.64 Funds available for distribution Basic$0.91 $0.75 $1.71 $1.48 Diluted$0.91 $0.74 $1.70 $1.47 Funds available for distribution — normalized Basic$0.82 $0.73 $1.58 $1.44 Diluted$0.82 $0.73 $1.57 $1.43 FAD Payout Ratio Dividends per share (2) $0.68 $0.66 $1.34 $1.30 FAD per diluted share $0.91 $0.74 $1.70 $1.47 FAD payout ratio75%89%79%88% FAD Payout Ratio — Normalized Dividends per share (2) $0.68 $0.66 $1.34 $1.30 FAD per diluted share — normalized $0.82 $0.73 $1.57 $1.43 FAD payout ratio — normalized83%90%85%91% Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the six months ended June 30, 2007. 9

FINANCIAL

Funds Available for Distribution Reconciliation

(dollars in thousands except per share data)

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Net income available to common stockholders	**$ 156,613**	**$ 25,620**	**$ 187,065**	**$ 48,976**
Depreciation and amortization (1)	39,630	35,547	79,203	69,408
Loss (gain) on sales of properties	(118,168)	(1,033)	(118,194)	(2,010)
Minority interests	(9)	(82)	(17)	(87)
Gross straight-line rental income	(5,034)	(3,878)	(10,370)	(8,109)
Prepaid/straight-line rent receipts	7,923	2,832	10,898	4,910
Amortization related to above (below) market leases, net	(199)	(464)	(462)	(924)
Amortization of deferred loan expenses	1,753	1,236	3,524	2,503
Cap-ex, tenant improvements, lease commissions	(1,162)	(762)	(1,927)	(1,825)
Funds available for distribution	**81,347**	**59,016**	**149,720**	**112,842**
One-time acquisition finder's fees	-	1,750	-	1,750
Loss (gain) on extinguishment of debt	-	-	(1,326)	-
Non-recurring income tax expense	-	-	1,325	-
Prepaid/straight-line rent receipts	(7,923)	(2,832)	(10,898)	(4,910)
Funds available for distribution — normalized	**$ 73,424**	**$ 57,934**	**$ 138,821**	**$ 109,682**
Average common shares outstanding:				
Basic	89,294	79,060	87,698	76,159
Diluted	89,853	79,546	88,223	76,714
Per share data:				
Net income available to common stockholders				
Basic	$ 1.75	$ 0.32	$ 2.13	$ 0.64
Diluted	$ 1.74	$ 0.32	$ 2.12	$ 0.64
Funds available for distribution				
Basic	$ 0.91	$ 0.75	$ 1.71	$ 1.48
Diluted	$ 0.91	$ 0.74	$ 1.70	$ 1.47
Funds available for distribution — normalized				
Basic	$ 0.82	$ 0.73	$ 1.58	$ 1.44
Diluted	$ 0.82	$ 0.73	$ 1.57	$ 1.43
FAD Payout Ratio				
Dividends per share (2)	$ 0.68	$ 0.66	$ 1.34	$ 1.30
FAD per diluted share	$ 0.91	$ 0.74	$ 1.70	$ 1.47
FAD payout ratio	75%	89%	79%	88%
FAD Payout Ratio — Normalized				
Dividends per share (2)	$ 0.68	$ 0.66	$ 1.34	$ 1.30
FAD per diluted share — normalized	$ 0.82	$ 0.73	$ 1.57	$ 1.43
FAD payout ratio — normalized	83%	90%	85%	91%

Notes:

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) The $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger has been included in the six months ended June 30, 2007.

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FINANCIAL Net Operating Income Reconciliation (dollars in thousands) Three Months Ended Six Months Ended June 30, June 30, 2008 2007 2008 2007 Total revenues: Investment properties: Rental income: Independent living/CCRCs $ 14,881 $ 9,477 $ 28,295 $ 18,864 Assisted living facilities 31,071 25,345 61,299 51,095 Skilled nursing facilities 40,260 44,713 80,360 85,724 Specialty care facilities 10,595 6,581 18,786 12,920 Sub-total rental income 96,807 86,116 188,740 168,603 Interest income 9,175 6,576 18,267 11,725 Other income 1,533 812 2,829 2,155 Total investment property income 107,515 93,504 209,836 182,483 Medical office buildings: Rental income 33,003 26,181 66,236 49,861 Other income 237 — 447 - Total MOB income 33,240 26,181 66,683 49,861 Non-segment/corporate other income 115 332 325 582 Total revenues 140,870 120,017 276,844 232,926 Property operating expenses: Investment properties — — — -Medical office buildings 11,375 8,657 22,742 15,825 Non-segment/corporate — — — - Total property operating expenses 11,375 8,657 22,742 15,825 Net operating income: Investment properties 107,515 93,504 209,836 182,483 Medical office buildings 21,865 17,524 43,941 34,036 Non-segment/corporate 115 332 325 582 Net operating income $ 129,495 $ 111,360 $ 254,102 $ 217,101 Note: All amounts include amounts from discontinued operations, if applicable. 11

FINANCIAL Outlook Reconciliation (dollars in thousands except per share data) YearEnded December31,2008 LowHigh Investments: Acquisitions$700,000$900,000 Development400,000500,000 Gross new investments1,100,0001,400,000 Dispositions(400,000)(300,000) Net new investments700,0001,100,000 FFO Reconciliation: Net income available to common stockholders$256,494$261,994 Loss (gain) on sales of properties(118,194)(118,194) Depreciation and amortization (1)163,000163,000 Funds from operations301,300306,800 Loss (gain) on extinguishment of debt(1,326)(1,326) Non-recurring income tax expense1,3251,325 Funds from operations — normalized$301,299$306,799 Per share data (diluted): Net income available to common stockholders$2.83$2.89 Funds from operations3.333.39 Funds from operations — normalized3.333.39 FAD Reconciliation: Net income available to common stockholders$256,494$261,994 Loss (gain) on sales of properties(118,194)(118,194) Depreciation and amortization (1)163,000163,000 Gross straight-line rental income(22,500)(22,500) Prepaid/straight-line rent receipts10,89810,898 Amortization related to above (below) market leases, net(1,000)(1,000) Amortization of deferred loan expenses7,2507,250 Cap-ex, tenant improvements, lease commissions(6,000)(6,000) Funds available for distribution289,948295,448 Loss (gain) on extinguishment of debt(1,326)(1,326) Non-recurring income tax expense1,3251,325 Prepaid/straight-line rent receipts(10,898)(10,898) Funds available for distribution — normalized$279,049$284,549 Per share data (diluted): Net income available to common stockholders$2.83$2.89 Funds available for distribution3.203.26 Funds available for distribution — normalized3.083.14 Notes: (1)Depreciation and amortization includes depreciation and amortization from discontinued operations.

FINANCIAL

Outlook Reconciliation

(dollars in thousands except per share data)

	Year Ended December 31, 2008 Low	High
Investments:		
Acquisitions	$ 700,000	$ 900,000
Development	400,000	500,000
Gross new investments	1,100,000	1,400,000
Dispositions	(400,000)	(300,000)
Net new investments	700,000	1,100,000
FFO Reconciliation:		
Net income available to common stockholders	**$ 256,494**	**$ 261,994**
Loss (gain) on sales of properties	(118,194)	(118,194)
Depreciation and amortization (1)	163,000	163,000
Funds from operations	**301,300**	**306,800**
Loss (gain) on extinguishment of debt	(1,326)	(1,326)
Non-recurring income tax expense	1,325	1,325
Funds from operations - normalized	**$ 301,299**	**$ 306,799**
Per share data (diluted):		
Net income available to common stockholders	$ 2.83	$ 2.89
Funds from operations	3.33	3.39
Funds from operations - normalized	**3.33**	**3.39**
FAD Reconciliation:		
Net income available to common stockholders	**$ 256,494**	**$ 261,994**
Loss (gain) on sales of properties	(118,194)	(118,194)
Depreciation and amortization (1)	163,000	163,000
Gross straight-line rental income	(22,500)	(22,500)
Prepaid/straight-line rent receipts	10,898	10,898
Amortization related to above (below) market leases, net	(1,000)	(1,000)
Amortization of deferred loan expenses	7,250	7,250
Cap-ex, tenant improvements, lease commissions	(6,000)	(6,000)
Funds available for distribution	**289,948**	**295,448**
Loss (gain) on extinguishment of debt	(1,326)	(1,326)
Non-recurring income tax expense	1,325	1,325
Prepaid/straight-line rent receipts	(10,898)	(10,898)
Funds available for distribution - normalized	**$ 279,049**	**$ 284,549**
Per share data (diluted):		
Net income available to common stockholders	$ 2.83	$ 2.89
Funds available for distribution	3.20	3.26
Funds available for distribution - normalized	**3.08**	**3.14**

Notes:
(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

12

FINANCIAL Debt Maturities and Principal Payments (dollars in thousands) % of Year Line of Credit (1) Senior Notes (2) Secured Debt (2) Total Total 2008 $ — $ — $ 7,611 $ 7,611 0.2% 2009 — — 39,801 39,801 1.3% 2010 — — 15,407 15,407 0.5% 2011 744,000 — 52,620 796,620 26.1% 2012 — 250,000 14,039 264,039 8.6% 2013 — 300,000 62,550 362,550 11.9% 2014 — — ; 122,749 122,749 4.0% Thereafter — 1,295,000 151,584 1,446,584 47.4% Totals $ 744,000 $ 1,845,000 $ 466,361 $ 3,055,361 100.0% Weighted Avg Interest Rate (3) 3.1% 5.8% 6.1% 5.2% Weighted Avg Maturity 3.3 11.2 6.5 8.6 Fixed and Floating Rate Debt (dollars in thousands) Principal % of Debt Fixed Rate Debt Senior notes (2) $ 1,845,000 60.4% Secured debt (2) $ 466,361 15.3% Total fixed $ 2,311,361 75.7% Floating Rate Debt Line of credit (1) $ 744,000 24.3% Total floating $ 744,000 24.3% Total debt $ 3,055,361 100.0% Notes: (1) Current line of credit capacity of $1.15 billion with remaining availability of $406 million at June 30, 2008. (2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet. (3) Line of credit interest rate represents 1-month LIBOR + 60 bps at June 30, 2008. Senior notes and secured debt average interest rate represents the face value note rate.

Current Capitalization (dollars in thousands) Balance % of Total Book Capitalization Line of credit $ 744,000 13.1% Long-term debt obligations 2,312,954 40.6% Debt to total book capitalization 3,056,954 53.7% Stockholders’ equity 2,633,124 46.3% Total book capitalization $ 5,690,078 100.0% Undepreciated Book Capitalization Line of credit $ 744,000 11.9% Long-term debt obligations 2,312,954 37.2% Debt to undepreciated book capitalization 3,056,954 49.1% Accumulated depreciation and amortization 535,381 8.6% Stockholders’ equity 2,633,124 42.3% Total undepreciated book capitalization $ 6,225,459 100.0% Enterprise Value Line of credit $ 744,000 10.1% Long-term debt obligations 2,312,954 31.4% Debt to total enterprise value 3,056,954 41.5% Common shares outstanding 90,131 Period end share price $ 44.50 Common equity market capitalization 4,010,830 54.4% Preferred stock 305,681 4.1% Total enterprise value $ 7,373,465 100.0% Secured Debt as % of Total Assets Secured debt $ 465,399 8.0% Total assets $ 5,805,014

INVESTMENT Gross Investment Activity (dollars in thousands) SecondQuarter2008 Beds /Units /InvestmentPer Bed /Initial PropertiesSquareFeetAmountUnit /Square FootCash Yield Real Property Acquisitions CCRC — entrance fee1192units$56,500$294,2718.0% Combination — rental1110units34,500313,6367.5% Freestanding dementia care144units6,390145,2279.0% Specialty care facilities3198beds107,100540,9099.3% Medical office building127,448sf6,2252278.8% Land parcels110,0008.0% Total acquisitions8$220,7158.6% Construction in Progress Development projects: CCRC — entrance fee3860units$29,056 CCRC — rental2251units1,698 Combination — entrance fee4739units20,896 Combination — rental151,644units35,851 Freestanding dementia care3221units2,369 Freestanding skilled nursing2240beds5,054 Specialty care4252beds31,139 Medical office3571,898sf9,675 Total development projects36135,738 Expansion projects: CCRC — entrance fee2157units2,154 Combination — entrance fee3155units5,526 Total expansion projects57,680 Total construction in progress41143,418 Capital improvements to existing properties4,8308.5% Loan advances119,2498.4% Gross investments$488,212

INVESTMENT

Gross Investment Activity

(dollars in thousands)

	Second Quarter 2008					
	Properties	Beds / Units / Square Feet		Amount	Investment Per Bed / Unit / Square Foot	Initial Cash Yield
Real Property Acquisitions						
CCRC - entrance fee	1	192	units	$ 56,500	$ 294,271	8.0%
Combination - rental	1	110	units	34,500	313,636	7.5%
Freestanding dementia care	1	44	units	6,390	145,227	9.0%
Specialty care facilities	3	198	beds	107,100	540,909	9.3%
Medical office building	1	27,448	sf	6,225	227	8.8%
Land parcels	1			10,000		8.0%
Total acquisitions	**8**			**$ 220,715**		**8.6%**
Construction in Progress						
Development projects:						
CCRC - entrance fee	3	860	units	$ 29,056		
CCRC - rental	2	251	units	1,698		
Combination - entrance fee	4	739	units	20,896		
Combination - rental	15	1,644	units	35,851		
Freestanding dementia care	3	221	units	2,369		
Freestanding skilled nursing	2	240	beds	5,054		
Specialty care	4	252	beds	31,139		
Medical office	3	571,898	sf	9,675		
Total development projects	**36**			**135,738**		
Expansion projects:						
CCRC - entrance fee	2	157	units	2,154		
Combination - entrance fee	3	155	units	5,526		
Total expansion projects	**5**			**7,680**		
Total construction in progress	**41**			**143,418**		
Capital improvements to existing properties				4,830		8.5%
Loan advances				119,249		8.4%
Gross investments				**$ 488,212**		

16

INVESTMENT GrossInvestmentActivity (dollars inthousands) Year-to-date2008 InvestmentPer Beds /Units /Bed / Unit /Initial PropertiesSquareFeetAmountSquare FootCash Yield Real Property Acquisitions CCRC — entrance fee1192units$56,500$294,2718.0% CCRC — rental1181units11,80065,1938.1% Combination — rental1110units34,500313,6367.5% Freestanding assisted living145units4,600102,2228.5% Freestanding dementia care144units6,390145,2279.0% Specialty care facilities4238beds142,300597,8999.5% Medical office building4200,023sf47,8532398.0% Land parcels110,0008.0% Total acquisitions14$313,9438.7% Construction in Progress Development projects: CCRC — entrance fee3860units$43,413 CCRC — rental2251units2,577 Combination — entrance fee4739units41,057 Combination — rental161,744units53,225 Freestanding dementia care3221units4,957 Freestanding skilled nursing2240beds8,736 Specialty care4252beds35,726 Medical office3571,898sf13,628 Total development projects37203,319 Expansion projects: CCRC — entrance fee2157units3,504 Combination — entrance fee3155units13,902 Total expansion projects517,406 Total construction in progress42220,725 Capital improvements to existing properties7,8289.1% Loan advances127,0018.6% Gross investments$669,497 INVESTMENT 16 Investment Timing (dollars in thousands) Initial Cash Loan Initial Cash Construction Initial Cash Acquisitions Yield Advances Yield Conversions Yield Dispositions Yield on Sale January $ 42,500 10.3% $ 814 11.4% $ 687 9.1% $ — 0.0% February 38,928 7.5% 5,957 10.4% — 0.0% — 0.0% March 11,800 8.1% 981 11.6% 20,748 8.5% — 0.0% April — 0.0% 3,024 10.6% 22,753 9.8% 6,041 10.4% May 123,490 9.1% 1,579 11.1% 95,795 9.9% 1,931 11.6% June 97,225 7.9% 114,646 8.4% 24,619 9.5% 125,306 6.2% Total $ 313,943 8.7% $ 127,001 8.6% $ 164,602 9.6% $ 133,278 6.4% Disposition Activity (dollars in thousands) Second Quarter 2008 Year-to-date 2008 Amount % of Total Amount % of Total Dispositions by Investment Type Real property $ 124,463 93.4% $ 124,463 93.4% Real estate loans receivable 8,815 6.6% 8,815 6.6% Total $ 133,278 100.0% $ 133,278 100.0% Dispositions by Property Type Combination — rental $ 8,626 6.5% $ 8,626 6.5% Freestanding independent living 17,478 13.1% 17,478 13.1% Freestanding assisted living 98,140 73.6% 98,140 73.6% Freestanding skilled nursing 2,150 1.6% 2,150 1.6% Other real estate loans receivable 6,884 5.2% 6,884 5.2% Total $ 133,278 100.0% $ 133,278 100.0% Discontinued Operations (dollars in thousands) Second Quarter Year-to-date 2008 2007 2008 2007 Revenues Rental income $ 4,982 $ 7,274 $ 10,108 $ 14,823 Expenses Interest expense 1,251 1,932 2,502 4,023 Depreciation and amortization 1,155 2,269 2,329 4,603 Income / (loss) from discontinued operations, net $ 2,576 $ 3,073 $ 5,277 $ 6,197 18

PORTFOLIO PortfolioComposition17 (dollarsin thousands) PropertiesInvestmentBalance% of TotalCommittedBalance% of Total Balance Sheet Data Real property597$4,978,21190.9%$5,826,41192.1% Loans38497,1339.1%497,1337.9% Total635$5,475,344100.0%$6,323,544100.0% Investment Concentration — ByPredominantServiceType Independent living / CCRC62$950,05917.4%$1,239,16219.6% Assisted living1941,128,59720.6%1,318,57820.9% Skilled nursing2251,579,18328.8%1,595,10025.2% Specialty care28533,1789.7%731,75411.5% Medical office1261,284,32723.5%1,438,95022.8% Total635$5,475,344100.0%$6,323,544100.0% Investment Concentration — SeniorHousing &Careand MedicalFacilities Senior housing & care portfolio CCRC — entrance fee6$205,1013.7%$388,7066.1% CCRC — rental12186,5473.4%188,6993.0% Combination — entrance fee8242,4414.4%334,0005.3% Combination — rental125971,69917.8%1,157,05018.3% Subtotal combination / CCRC1511,605,78829.3%2,068,45532.7% Freestanding independent living22156,8442.9%156,8442.5% Freestanding assisted living77270,9304.9%270,9304.3% Freestanding dementia care33152,0932.8%168,5112.7% Freestanding skilled nursing1931,186,69921.7%1,202,61518.9% Subtotal freestanding3251,766,56632.3%1,798,90028.4% Land516,5100.3%16,5100.3% Other Loans-268,9754.9%268,9754.3% Senior housing & care total4813,657,83966.8%4,152,84065.7% Medical facilities portfolio Specialty care28533,1789.7%731,75411.5% Medical office1261,284,32723.5%1,438,95022.8% Medical facilities total1541,817,50533.2%2,170,70434.3% Total portfolio635$5,475,344100.0%$6,323,544100.0% Bed / UnitCommittedPer Bed / Unit / SquareFootBalance ($000)/ Square Foot Investment Metrics Independent living / CCRC7,684units$1,239,162$161,265 Assisted living11,810units1,318,578111,649 Skilled nursing30,464beds1,595,10052,360 Specialty care1,885beds731,754388,198 Medical office5,342,072sf1,438,950269 Total$6,323,544 19 PORTFOLIO 18 PortfolioConcentration (dollars in thousands) TotalInvestment% of PropertiesBalanceTotal By Operator /Tenant SignatureHealthcareLLC34$322,2055.9% Emeritus Corporation31290,0545.3% Brookdale SeniorLiving,Inc.85289,3215.3% Senior LivingCommunities,LLC9284,1685.2% Life Care CentersofAmerica, Inc.25261,7774.8% Merrill Gardens LLC13174,0513.2% Delta Health Group,Inc.25160,1412.9% Tara Cares, LLC33153,6292.8% Lyric Health Care,LLC27146,8692.7% KindredHealthcare,Inc.13146,8062.7% Remaining portfolio3403,246,32359.2% Total635$5,475,344100.0% TotalInvestment% of PropertiesBalanceTotal By Region* South Atlantic196$1,494,30827.3% West South Central118786,06914.4% East North Central70719,24813.1% East South Central71574,80810.5% Pacific40560,09110.2% Mountain49504,0799.2% New England49453,7028.3% Middle Atlantic33295,6585.4% West North Central987,3811.6% Total635$5,475,344100.0% *Region definitionsarederivedfromcensusbureaudefinitionsandare itemizedinthe glossary. IndependentAssistedSkilledSpecialtyMedicalTotalInvestment% of Living/ CCRCLivingNursingCareOfficePropertiesBalanceTotal By State Florida$157,374$37,972$291,588$-$285,97388$772,90714.1% Texas18,391123,334167,591163,297190,46186663,07412.1% California169,05455,569-71,581124,25728420,4617.7% Massachusetts40,94494,667197,19553,886-37386,6927.1% Tennessee-45,959217,930-74,18934338,0786.2% Ohio27,80038,912182,91326,5437,52930283,6975.2% North Carolina46,805165,526—23,79653236,1274.3% Georgia73,9254,15315,496-87,03924180,6133.3% South Carolina148,7326,745—17,37913172,8563.2% Illinois-64,58030,29552,62317,27115164,7693.0% Remaining portfolio267,034491,180476,175165,248456,4332271,856,07033.8% Total$950,059$1,128,597$1,579,183$533,178$1,284,327635$5,475,344100.0% 20

PORTFOLIO Top Ten Operator Descriptions Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 64 skilled nursing facilities with 7,827 beds. As of June 30, 2008, the HCN portfolio consisted of 34 properties in four states with an investment balance of $322.2 million. Emeritus Corporation (AMEX:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 289 communities representing capacity for approximately 25,000 residents in 34 states. As of June 30, 2008, the HCN portfolio consisted of 31 properties in 18 states with an investment balance of $290.1 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 550 facilities in 35 states with the ability to serve over 52,000 residents. As of June 30, 2008, the HCN portfolio consisted of 85 properties in 15 states with an investment balance of $289.3 million. Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates nine campuses in four states. As of June 30, 2008, the HCN portfolio consisted of nine properties in four states with an investment balance of $284.2 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 260 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of June 30, 2008, the HCN portfolio consisted of 25 properties in 12 states with an investment balance of $261.8 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 54 IL/AL facilities with 6,211 units in eight states. As of June 30, 2008, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $174.1 million. Delta Health Group, Inc., located in Pensacola, FL, is a private operator of skilled nursing facilities. The company operates 43 skilled nursing facilities with 5,480 beds/units located in Florida, Alabama, and Mississippi. As of June 30, 2008, the HCN portfolio consisted of 25 properties in three states with an investment balance of $160.1 million. Tara Cares, LLC, located in Orchard Park, NY, is a private operator of skilled nursing and assisted living facilities in seven states. Currently, the company operates 36 facilities with 5,006 beds. As of June 30, 2008, the HCN portfolio consisted of 33 properties in seven states with an investment balance of $153.6 million. Lyric Health Care, LLC, located in Columbia, MD, is a private operator of 31 skilled nursing facilities and long term acute care hospitals with 3,538 beds/units in 10 states and has a management agreement with Encore Healthcare LLC to operate the facilities. As of June 30, 2008, the HCN portfolio consisted of 27 properties in nine states with an investment balance of $146.9 million. Kindred Healthcare, Inc. (NYSE:KND), located in Louisville, KY, is a public operator of skilled nursing facilities and long term acute care hospitals in 38 states. The company operates 84 LTACHs and 228 nursing centers. As of June 30, 2008, the HCN portfolio consisted of 13 properties in one state with an investment balance of $146.8 million. 21

PORTFOLIO Metropolitan Statistical Area Concentration * 19 (Investment balance in thousands) Top 31 Top 75 Top 100 Independent living / CCRC $ 281,976 $ 486,110 $ 592,502 % of independent living / CCRC 29.7% 51.2% 62.4% Assisted living 374,251 614,145 657,014 % of assisted living 33.2% 54.4% 58.2% Skilled nursing 453,274 819,031 910,532 % of skilled nursing 28.7% 51.9% 57.7% Specialty care 232,507 406,086 428,724 % of specialty care 43.6% 76.2% 80.4% Medical office 921,368 1,156,904 1,160,566 % of medical office 71.7% 90.1% 90.4% Total portfolio $ 2,263,376 $ 3,482,276 $ 3,749,338 % of total portfolio 41.3% 63.6% 68.5% * Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service.

Portfolio Performance Facility Revenue Mix TTM TTM Age Occupancy CBMF (1) CAMF (1) Private Pay Medicaid Medicare Stable Portfolio* Independent living / CCRC 11 91.3% 1.39x 1.18x 93.0% 1.6% 5.4% Assisted living 10 88.3% 1.58x 1.35x 86.0% 13.8% 0.2% Skilled nursing 23 84.7% 2.28x 1.67x 19.3% 50.4% 30.3% Specialty care 15 56.7% 2.52x 1.96x 28.6% 13.0% 58.4% Medical office 13 89.1% n/a n/a 100.0% 0.0% 0.0% Total 15 1.98x 1.54x 65.7% * Data as of June 30, 2008 for medical office and March 31, 2008 for remaining asset types. Notes: (1) Represents trailing twelve month coverage metrics. Same Store Revenue Growth (dollars in thousands) 2Q07 Same Store 2Q08 Same Store Properties (1) Revenue* Revenue* % Change Same Store Portfolio Independent living / CCRC 45 $ 11,418 $ 11,830 3.6% Assisted living 164 22,492 23,176 3.0% Skilled nursing 221 39,298 39,692 1.0% Specialty care 15 6,040 6,215 2.9% Total 445 $ 79,248 $ 80,913 2.1% * Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans). Notes: (1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

PORTFOLIO

Metropolitan Statistical Area Concentration *

(Investment balance in thousands)

	Top 31	Top 75	Top 100
Independent living / CCRC	$ 281,976	$ 486,110	$ 592,502
% of independent living / CCRC	29.7%	51.2%	62.4%
Assisted living	374,251	614,145	657,014
% of assisted living	33.2%	54.4%	58.2%
Skilled nursing	453,274	819,031	910,532
% of skilled nursing	28.7%	51.9%	57.7%
Specialty care	232,507	406,086	428,724
% of specialty care	43.6%	76.2%	80.4%
Medical office	921,368	1,156,904	1,160,566
% of medical office	71.7%	90.1%	90.4%
Total portfolio	**$ 2,263,376**	**$ 3,482,276**	**$ 3,749,338**
% of total portfolio	**41.3%**	**63.6%**	**68.5%**

* Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service.

22

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (1)	TTM CAMF (1)	Facility Revenue Mix Private Pay	Medicaid	Medicare
Stable Portfolio*							
Independent living / CCRC	11	91.3%	1.39x	1.18x	93.0%	1.6%	5.4%
Assisted living	10	88.3%	1.58x	1.35x	86.0%	13.8%	0.2%
Skilled nursing	23	84.7%	2.28x	1.67x	19.3%	50.4%	30.3%
Specialty care	15	56.7%	2.52x	1.96x	28.6%	13.0%	58.4%
Medical office	13	89.1%	n/a	n/a	100.0%	0.0%	0.0%
Total	**15**		**1.98x**	**1.54x**	**65.7%**		

* Data as of June 30, 2008 for medical office and March 31, 2008 for remaining asset types.

Notes:
(1) Represents trailing twelve month coverage metrics.

Same Store Revenue Growth

(dollars in thousands)

	Properties (1)	2Q07 Same Store Revenue*	2Q08 Same Store Revenue*	% Change
Same Store Portfolio				
Independent living / CCRC	45	$ 11,418	$ 11,830	3.6%
Assisted living	164	22,492	23,176	3.0%
Skilled nursing	221	38,757	39,692	2.4%
Specialty care	15	6,040	6,215	2.9%
Total	**445**	**$ 78,707**	**$ 80,913**	**2.8%**

* Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.

23

PORTFOLIO Same Store (193 properties) Portfolio Performance — Skilled Nursing Stable Trailing Twelve Month Payment Coverage Before Management Fees 2.5 2.36x 2.3 2.28x 2.0 1.8 basis 1Q08 / 1Q08 / 1.5 points 1Q07 4Q07 1.3 Same Store 21 4 Stable 14 2 1.0 2Q2006 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 Occupancy 88% 84.7% 85% 84.3% 82% 79% basis 1Q08 / 1Q08 / points 1Q07 4Q07 76% Same Store (50) (10) 73% Stable (20) - 70% 2Q2006 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 Revenue per Occupied Bed $6,500 $6,403 $6,300 $6,404 $6,100 $5,900 1Q08 / 1Q08 / (% chg) 1Q07 4Q07 $5,700 Same Store 6.3% 1.1% $5,500 Stable 6.2% 1.0% 2Q2006 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 Expense per Occupied Bed $5,250 $5,206 $5,197 $5,000 1Q08 / 1Q08 / $4,750 (% chg) 1Q07 4Q07 Same Store 5.6% 1.7% Stable 5.7% 1.6% $4,500 2Q2006 3Q2006 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008

Same Store (11 properties) PORTFOLIO Stable Portfolio Performance — Specialty Care* Trailing Twelve Month Payment Coverage Before Management Fees 3.0 2.52x 2.5 2.52x basis 1Q08 / 1Q08 / 2.0 points 1Q07 4Q07 Same Store — (12) Stable — (12) 1.5 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 Occupancy 65% 60% 56.7% 55% 56.7% basis 1Q08 / 1Q08 / 50% points 1Q07 4Q07 Same Store (330) 170 45% Stable (330) 170 40% 4Q2006 1Q2007 2Q2007 3Q2007 4Q2007 1Q2008 *Per occupied unit metrics not applicable for specialty care.

PORTFOLIO Portfolio Composition — Medical Office Buildings (dollars in thousands) Investment Total Operating Properties Square Feet Balance Revenues Expenses NOI Age Occupancy On Campus 45 2,415,661 $ 661,934 $ 17,642 $ 6,491 $ 11,151 12 90. Off Campus-Affiliated 34 1,347,999 338,818 9,217 2,831 6,386 13 88. Off Campus 44 1,006,514 255,259 6,381 2,053 4,328 14 86. Subtotal 123 4,770,174 1,256,011 33,240 11,375 21,865 13 89. Development 3 571,898 28,316 — — - Total 126 5,342,072 $ 1,284,327 $ 33,240 $ 11,375 $ 21,865 Portfolio Performance — Medical Office Buildings (dollars in thousands) 4Q07A 1Q08A 2Q08A 3Q08E 4Q08E Total MOB Performance Properties 119 122 123 Square feet 4,573,073 4,745,126 4,770,174 Investment balance $ 1,233,576 $ 1,262,003 $ 1,256,011 Occupancy 90.1% 88.9% 89.1% Total revenue $ 31,374 $ 33,443 $ 33,240 Operating expenses $ 11,224 $ 11,367 $ 11,375 NOI $ 20,150 $ 22,076 $ 21,865 Total cap-ex / TI / LC $ 1,763 $ 765 $ 1,162 $ 1,750 $ 2,287 Expired (square feet)* 169,367 258,599 226,172 179,297 156,388 Retained (square feet) 138,340 205,195 157,228 Retention rate 81.7% 79.3% 69.5% 4Q07 1Q08 2Q08 3Q08 4Q08 Same Store Performance Properties 116 116 116 Square feet 4,448,771 4,448,771 4,448,771 Investment balance $ 1,202,750 $ 1,190,123 $ 1,178,750 Occupancy 89.9% 88.3% 88.4% Total revenue $ 31,120 $ 31,704 $ 31,122 Operating expenses $ 11,105 $ 10,858 $ 10,699 NOI $ 20,015 $ 20,846 $ 20,423 2008 2009 2010 2011 2012 Remaining Lease Expirations* Square feet 335,685 365,829 458,784 468,018 562,370 % of total portfolio 7.1% 7.7% 9.7% 9.9% 11.9% * Results and forecasts include month-to-month and holdover leases and exclude terminations.

PORTFOLIO PortfolioConcentration-MedicalOfficeBuildings (dollarsinthousands) Square Feet% of Total By Tenant* Tenet Healthcare343,3147.2% Baptist Health System182,9283.8% Southwest Medical Associates160,8553.4% Community Health149,5173.1% Orange Regional Medical Center100,4962.1% Remaining portfolio3,833,06480.4% Total4,770,174100.0% *Excludes development properties. InvestmentBalanceper PropertiesSquare Feet% of TotalBalanceSquareFoot By Region* South Atlantic531,497,87528.0%$414,187$277 Mountain16934,65717.5%224,125240 West South Central19892,56816.7%202,896227 Middle Atlantic12716,49113.4%124,031173 East South Central13710,97113.3%124,044174 Pacific8447,9038.4%153,467343 East North Central491,4511.7%24,800271 West North Central150,1561.0%16,777334 Total1265,342,072100.0%$1,284,327$240 *Region definitions are derived fromU.S. Census Bureaudefinitions andare itemizedinthe glossary. By State Florida27935,94417.5%$285,973$306 Texas18847,76515.9%190,461225 Arizona6573,42610.7%102,363179 California7384,5207.2%124,257323 Georgia15358,5666.7%87,039243 New Jersey4341,4906.4%40,463118 Nevada9324,8456.1%114,374352 Alabama5303,3165.7%44,414146 Tennessee7295,0175.5%74,189251 New York7276,1045.2%60,827220 Remaining portfolio21701,07913.1%159,967228 Total1265,342,072100.0%$1,284,327$240

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
On Campus	45	2,415,661	$ 661,934	$ 17,642	$ 6,491	$ 11,151	12	90.5%
Off Campus-Affiliated	34	1,347,999	338,818	9,217	2,831	6,386	13	88.4%
Off Campus	44	1,006,514	255,259	6,381	2,053	4,328	14	86.4%
Subtotal	**123**	**4,770,174**	**1,256,011**	**33,240**	**11,375**	**21,865**	**13**	**89.1%**
Development	3	571,898	28,316	-	-	-		
Total	**126**	**5,342,072**	**$ 1,284,327**	**$ 33,240**	**$ 11,375**	**$ 21,865**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

	4Q07A	1Q08A	2Q08A	3Q08E	4Q08E
Total MOB Performance					
Properties	119	122	123		
Square feet	4,573,073	4,745,126	4,770,174		
Investment balance	$ 1,233,576	$ 1,262,003	$ 1,256,011		
Occupancy	90.1%	88.9%	89.1%		
Total revenue	$ 31,374	$ 33,443	$ 33,240		
Operating expenses	$ 11,224	$ 11,367	$ 11,375		
NOI	$ 20,150	$ 22,076	$ 21,865		
Total cap-ex / TI / LC	$ 1,763	$ 765	$ 1,162	$ 1,750	$ 2,287
Expired (square feet)*	169,367	258,599	226,172	179,297	156,388
Retained (square feet)	138,340	205,195	157,228		
Retention rate	81.7%	79.3%	69.5%		

	4Q07	1Q08	2Q08	3Q08	4Q08
Same Store Performance					
Properties	116	116	116		
Square feet	4,448,771	4,448,771	4,448,771		
Investment balance	$ 1,202,750	$ 1,190,123	$ 1,178,750		
Occupancy	89.9%	88.3%	88.4%		
Total revenue	$ 31,120	$ 31,704	$ 31,122		
Operating expenses	$ 11,105	$ 10,858	$ 10,699		
NOI	$ 20,015	$ 20,846	$ 20,423		

	2008	2009	2010	2011	2012
Remaining Lease Expirations*					
Square feet	335,685	365,829	458,784	468,018	562,370
% of total portfolio	7.1%	7.7%	9.7%	9.9%	11.9%

* Results and forecasts include month-to-month and holdover leases and exclude terminations.

28

PORTFOLIO Development Project Conversion Estimates* (dollars in thousands) Quarterly Conversions Annual Conversions Projected Initial Projected Initial Amount Cash Yields (1) Amount Cash Yields (1) 1Q08 actual $ 19,889 8.5% 2008 estimate $ 245,708 9.4% 2Q08 actual 120,996 10.0% 2009 estimate 503,375 8.7% 3Q08 estimate 54,646 9.1% 2010 estimate 363,139 9.3% 4Q08 estimate 50,177 8.8% 2011 estimate 210,500 9.3% 1Q09 estimate 44,872 10.0% 2012+ estimate — 0.0% 2Q0 9 estimate 83,650 8.8% Total $ 1,322,722 9.1% 3Q09 estimate 172,053 7.8% 4Q09 estimate 202,800 9.1% Total $ 749,083 8.9% * Excludes expansion projects Notes: (1) Actual initial yields may be higher if the underlying market rates increase. Unstabilized Properties (dollars in thousands) Investment % of Total Properties Beds / Units Balance Investment Property Type CCRC — entrance fee 2 392 $ 93,190 1.7% CCRC — rental 4 730 70,495 1.3% Combination — entrance fee 4 825 161,194 2.9% Combination — rental 16 1,428 237,252 4.3% Freestanding assisted living 4 193 21,472 0.4% Freestanding dementia care 7 280 57,196 1.0% Freestanding skilled nursing 3 443 35,962 0.7% Specialty care 4 212 68,248 1.3% Total 44 4,503 $ 745,009 13.6% Months In % of Total Properties Operation Revenues (1) Revenues (1) Occupancy 0 — 50% 13 6 $ 19,834 3.8% 50% — 70% 7 9 9,254 1.8% 70% + 24 19 32,817 6.2% Total 44 14 $ 61,905 11.8% Notes: (1) Includes annualized revenues as presented on page 13.

GLOSSARY Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: Coverage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for specialty care which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, p eriodic financial information provided solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information.

Freestanding: A property that offers one level of service. GLOSSARY Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on GLOSSARY hospital campuses, specifically constructed and designed for use by physicians and other health care 32 personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company prov ides investment balance information in the same categories as another measure of geographic concentration. Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated.

Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; 4) the property includes an ambulatory surgery center with a hospital partnership interest. On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure.

GLOSSARY Region Definitions: Eight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: For the medical office building portfolio, same store is defined as those properties in the portfolio as of October 1, 2007. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Specialty Care: Specialty care facilities generally include acute care hospitals, long-term acute care hospitals and other specialty care facilities. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Other specialty care facilities typically provide specialized inpatient and outpatient care for specific illnesses or diseases, including, among others, orthopedic and neurologic care. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: A facility will enter the stable portfolio after it has generated CAMF of 1.10x or greater for three consecutive months. Additionally, a facility will enter the stable portfolio if a facility fails to meet the above criteria in the 12 months following the budgeted stabilization date. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds. SUPPLEMENTAL

The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly a ssumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating REPORTING results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustm ents for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD 35 MEASURES represents FFO excluding the net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest), secured de bt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s pr operties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance. Other than Adjusted EBITDA, the company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external compariso ns to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.

HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com